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                                                                   EXHIBIT 10.13

                           MGIC INVESTMENT CORPORATION
                       OTHER COMPENSATION AGREEMENTS WITH
                        EXECUTIVE OFFICERS AND DIRECTORS

     The following agreements, which are not evidenced by any formal instruments, have been entered into with the MGIC Investment Corporation (the "Company") by the persons referred to below.

Agreements Relating to Compensation of Senior Management

     On January 24, 2007, the Management Development, Nominating and Governance Committee (the "Committee") of the Company's Board of Directors approved the following new base salaries for the following executive officers: Curt S. Culver, Chairman and Chief Executive Officer -- $830,000; Patrick Sinks, President and Chief Operating Officer -- $485,000; J. Michael Lauer, Chief Financial Officer -- $426,000; Lawrence J. Pierzchalski, Executive Vice President - Risk Management of Mortgage Guaranty Insurance Corporation, the Company's principal subsidiary -- $416,000; and Jeffrey H. Lane, General Counsel -- $353,000. The new base salaries are effective April 2, 2007.

     The Committee also approved cash bonuses for these officers based on performance for the year ended December 31, 2006 as follows: Mr. Culver -- $1,280,649; Mr. Sinks -- $558,334; Mr. Lauer -- $492,254; Mr. Pierzchalski --
$480,290; and Mr. Lane -- $408,259. These executive officers will participate in the Company's bonus framework for 2007, which is the same as the bonus framework for 2006 filed as Exhibit 1 to the Company's Current Report on Form 8-K dated May 17, 2005.